Exhibit 99.1

NeoPhotonics Reports Fourth Quarter and Year End 2011 Financial Results

Record Quarterly Revenue of $57.2 Million; Record Fiscal Year Revenue of $201.0

Million

SAN JOSE, CA – February 14, 2012 – NeoPhotonics Corporation (NYSE: NPTN), a leading designer and manufacturer of photonic integrated circuit, or PIC, based modules and subsystems for bandwidth-intensive, high speed communications networks, today announced financial results for its fourth quarter and full year ended December 31, 2011.

“We are pleased with our results for the fourth quarter of 2011, which exceeded our projected ranges for revenue, Non-GAAP gross margin and Non-GAAP earnings per share,” said Tim Jenks, Chairman, President and CEO of NeoPhotonics. “We achieved record quarterly revenue of $57.2 million, and 2011 marks our 9th consecutive year of year-over-year revenue growth. We experienced strong demand in our speed, agility and access product categories and avoided adverse impacts from the floods in Thailand. In addition, we saw an increase in new customer engagements in the fourth quarter, particularly for our coherent PIC-based products,” continued Mr. Jenks.

“We are also pleased with the performance of Santur Corporation, a leading designer and manufacturer of indium-phosphide based PIC products that we acquired in the fourth quarter. Revenue from Santur products was at the top end of our guidance projections and we have seen an increase in new customer engagements for Santur products since the acquisition. We look forward to 2012 and to continuing progress toward our goal of becoming one of the industry’s leading suppliers of optical technology products for telecom and datacom networks,” concluded Mr. Jenks.

Financial results for the fourth quarter of 2011 and full year have been adjusted to eliminate the financial impact of certain discontinued operations triggered in the fourth quarter of 2011. Prior periods have been similarly adjusted to facilitate comparison.

Financial Highlights for the Fourth Quarter of 2011

For the fourth quarter of 2011, NeoPhotonics reported record revenue of $57.2 million, an increase of $14.3 million, or 33% from the third quarter of 2011, and an increase of $7.0 million, or 14%, from the fourth quarter of 2010, inclusive of revenue attributable to Santur Corporation, which was acquired on October 12, 2011. Gross margin for the fourth quarter of 2011 was 21.5%, down from 28.1% in the third quarter of 2011 and 27.9% in the fourth quarter of 2010. Non-GAAP gross margin for the fourth quarter of 2011 was 23.5%, down from 27.8% for the third quarter of 2011 and 28.5% for the fourth quarter of 2010.

Loss from continuing operations for the fourth quarter of 2011 was $22.8 million, as compared to loss from continuing operations of $4.2 million in the third quarter of 2011 and income from continuing operations of $0.5 million in the fourth quarter of 2010. Non-GAAP loss from continuing operations for the fourth quarter of 2011 was $6.4 million, as compared to Non-GAAP loss from continuing operations of $3.2 million in the third quarter of 2011 and Non-GAAP income from continuing operations of $1.8 million in the fourth quarter of 2010.

Diluted loss per share from continuing operations for the fourth quarter of 2011 was $0.92, as compared to diluted loss per share from continuing operations of $0.17 in the third quarter of 2011 and diluted income per share from continuing operations of $0.00 in the fourth quarter of 2010. Non-GAAP diluted loss per share from continuing operations for the fourth quarter of 2011 was $0.26, as compared to Non-GAAP diluted loss per share from continuing operations of $0.13 in the third quarter of 2011 and Non-GAAP diluted income per share from continuing operations of $0.11 in the fourth quarter of 2010. Adjusted EBITDA for the fourth quarter of 2011 was a loss of $3.0 million, as compared to a loss of $0.5 million in the third quarter of 2011 and a profit of $4.9 million in the fourth quarter of 2010.

A reconciliation of GAAP financial measures to Non-GAAP financial measures is included at the end of this press release. See “Use of Non-GAAP Financial Information” later in this press release for a description of these Non-GAAP financial measures.

During the fourth quarter of 2011, a non-cash full impairment charge of $13.1 million was recorded against goodwill. The company reviews goodwill for impairment annually or whenever changes in circumstances indicate that the carrying value of an asset may not be recoverable. Due to the decrease in the company’s market capitalization as of the end of the fourth quarter of 2011, the company determined that the indicators of impairment existed and that the carrying value of the company’s goodwill may not be recoverable.

Total cash, cash equivalents and short-term investments at December 31, 2011 was $86.4 million, as compared to $103.0 million at September 30, 2011. The decrease in cash was primarily attributable to paying the purchase price for Santur Corporation.

Financial Highlights for 2011

NeoPhotonics reported record annual revenue of $201.0 million, an increase of $23.3 million, or 13%, over $177.7 million in 2010. Gross margin for 2011 was 24.9%, as compared to 30.6% in 2010. Non-GAAP gross margin for 2011 was 25.7%, as compared to 31.9% in 2010.

Loss from continuing operations for 2011 was $15.4 million, as compared to income from continuing operations of $3.7 million in 2010. Non-GAAP loss from continuing operations for 2011 was $9.6 million, as compared to Non-GAAP income from continuing operations of $9.0 million in 2010. Diluted loss per share from continuing operations for 2011 was $1.45, as compared to diluted income per share from continuing operations of $0.00 for 2010. Non-GAAP diluted loss per share from continuing operations was $0.40 for 2011, as compared to Non-GAAP diluted income per share from continuing operations of $0.53 for 2010. Adjusted EBITDA for 2011 was $2.7 million, as compared to $20.6 million in 2010.

Business Highlights

•

NeoPhotonics closed the acquisition of Santur Corporation. Founded in 2000, Santur is located in Fremont, California, and has focused on commercializing PIC-based laser array and packaging technologies for communications. Santur products are designed to provide reduced size, power consumption and cost for a wide range of DWDM, coherent and client side networking applications in 10G, 40G and 100G networks. By combining Santur’s indium phosphide PICs with the company’s existing hybrid PICs, NeoPhotonics can provide customers with new products for 100G coherent systems that feature higher levels of integration, higher performance and greater functionality. Additionally, Santur brings new growth opportunities to NeoPhotonics with tunable lasers for reconfigurable networks and 40G and 100G transceiver modules for client and cloud applications.

•

NeoPhotonics received the prestigious Golden Award as an Excellent Core Partner from Huawei Technologies, the company’s largest customer and one of the world’s leading providers of telecommunications network solutions. NeoPhotonics was honored for its contributions as a supplier of innovative technology, plus high-quality and on-time delivery of its optical products for high-speed, agile and access communications networks.

•

NeoPhotonics completed the first phase in its plan to increase production capacity of NLW-TL (narrow linewidth tunable lasers). The company has doubled NLW-TL output since initiating its expansion plan in the fourth calendar quarter of 2011, and believes that demand for these products has outstripped current industry supply capacity due to the rapid uptake of coherent optical technology coupled with industry supply constraints attributable to the flooding in Thailand in 2011.

Outlook for the Quarter Ending March 31, 2012

During the first quarter ending March 31, 2012, NeoPhotonics anticipates results to reflect the typically seasonally lower first quarter against a more normalized demand pattern versus fourth quarter 2011 revenue that was atypically strong. Accordingly, NeoPhotonics currently expects revenue for the first quarter to be in the range of $46 million to $51 million and Non-GAAP gross margin to be in the range of 20% to 22%. The company currently expects diluted loss per share from continuing operations to be in the range of $0.40 to $0.50 and Non-GAAP diluted loss per share from continuing operations to be in the range of $0.25 to $0.35. The Non-GAAP outlook excludes the expected amortization of purchased intangibles and other assets relating to the acquisition of Santur of approximately of $1.6 million, the anticipated impact of stock based compensation and Santur’s pre-acquisition retention expenses of approximately $2.1 million, and the anticipated impact of restructuring charges relating to the Santur acquisition of approximately $0.3 million. Of these amounts, approximately $1.4 million is estimated to relate to cost of goods sold.

Conference Call

The company will discuss these financial results in a conference call at 5:00 p.m. ET (2:00 pm PT) today, February 14, 2012. The public is invited to listen to a live webcast of the conference call by visiting the Investor Relations section of the company website at http://ir.neophotonics.com/.

An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will remain available until February 17, 2012 at 11:59 p.m. ET and can be accessed by dialing 888-203-1112 if you are calling from within the United States, or 719-457-0820 if you are calling from outside the United States, and entering the replay pass code 6941301. A replay of the webcast will be available in the Investor Relations section of the company’s website approximately two hours after the conclusion of the call.

About NeoPhotonics

NeoPhotonics is a leading designer and manufacturer of photonic integrated circuit, or PIC, based modules and subsystems for bandwidth-intensive, high-speed communications networks. The company’s products enable cost-effective, high-speed data transmission and efficient allocation of bandwidth over communications networks. NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2000 certified engineering and manufacturing facilities in Silicon Valley (USA) and Shenzhen, China. NeoPhotonics has been included in the Russell 3000® Index since its reconstitution in June 2011. For additional information, visit www.neophotonics.com.

© 2012 NeoPhotonics Corporation. All rights reserved. NeoPhotonics and the red dot logo are trademarks of NeoPhotonics Corporation. All other marks are the property of their respective owners.

Forward Looking Statements

The statements in this press release under the heading “Outlook for the Quarter Ending March 31, 2012” as well as Mr. Jenks’ statements about the future are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations. The company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks, uncertainties and assumptions. The risks and uncertainties that could cause the company’s results, including for the first quarter, to differ materially from those expressed or implied by such forward-looking statements include but are not limited to: volatility in customer demand, particularly with its largest customers; actual or contingent liabilities relating to Santur; the inability to predict the future of Santur products while a part of NeoPhotonics; the company’s rate of new design wins and the rate at which design wins go into production; the acceptance rate and timing by customers of new product introductions general conditions in the telecommunications equipment industry or the world economy generally; and other risks and uncertainties described more fully in the company’s documents filed with or furnished to the Securities and Exchange Commission. More information about risks that may impact the company’s business is set forth in the “Risk Factors” section of the company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 10, 2011. All forward-looking statements in this press release are based on information available to NeoPhotonics as of the date hereof and qualified in their entirety by this cautionary statement, and NeoPhotonics assumes no obligation to revise or update these forward-looking statements.

Use of Non-GAAP Financial Information

To help readers understand the company’s past financial performance and its future results, NeoPhotonics supplements the financial results that it provides in accordance with generally accepted accounting principles, or GAAP, with Non-GAAP financial measures. The company provides Non-GAAP gross margin, Non-GAAP income (loss) from continuing operations, Non-GAAP diluted income (loss) per share from continuing operations and adjusted earnings before interest, taxes, depreciation and amortization, or adjusted EBITDA, as supplemental information. In computing certain of these Non-GAAP financial measures, the company excludes certain items included under GAAP, including stock-based compensation expense (credit), share of loss of an unconsolidated investee, gain on sale of shares of an unconsolidated investee, restructuring expenses, business acquisition-related costs and expenses including the amortization of purchased intangible assets, amortization of fair value adjustments to fixed assets and inventory, fair value adjustments to contingent consideration, acquisition-related costs, goodwill impairment charge and the related tax effects. In computing adjusted EBITDA, the company also excludes interest income and expense, provision for income taxes and depreciation expense.

Management uses these Non-GAAP financial measures to evaluate the operating performance of the business and aid in period-to-period comparability. Management also uses the Non-GAAP financial measures for planning and forecasting and measuring results against its forecast. Using several measures to evaluate the business allows the company and investors to assess the company’s relative performance and ultimately monitor the company’s capacity to generate returns for its stockholders. The Non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the company’s industry, as other companies may calculate such financial results differently, particularly related to nonrecurring or unusual items. The company’s Non-GAAP financial measures are not measurements of financial performance under GAAP, and should not be considered as alternatives to gross margin, income (loss) from continuing operations, and diluted income (loss) per share for continuing operations, or as indications of operating performance or any other measure of performance derived in accordance with GAAP. The company does not consider these Non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the Non-GAAP financial measures to the most directly comparable GAAP financial measures and more information about Non-GAAP financial measures are provided in the financial schedules portion of this press release.

Contacts:

JD Fay, Chief Financial Officer

NeoPhotonics Corporation

408-895-6086

Erica Mannion, Investor Relations

Sapphire Investor Relations, LLC

415- 471-2700

NeoPhotonics Corporation

Consolidated Statements of Operations (Unaudited)

(In thousands, except percentages, share and per share data)

	Three months ended			Fiscal year ended
	Dec. 31, 2011	Sep. 30, 2011	Dec. 31, 2010	Dec. 31, 2011	Dec. 31, 2010
Revenue	$57,183	$42,848	$50,194	$201,029	$177,679
Cost of goods sold (1)	44,909	30,827	36,197	150,944	123,373

Gross profit	12,274	12,021	13,997	50,085	54,306
	21.5%	28.1%	27.9%	24.9%	30.6%
Operating expenses:
Research and development (1)	11,039	7,059	5,331	30,855	20,962
Sales and marketing (1)	3,368	3,103	2,598	11,686	9,078
General and administrative (1)	7,287	5,877	4,494	21,900	16,628
Amortization of purchased intangible assets	326	104	289	994	1,144
Earn out adjustment	(1,287)	—	—	(1,287)	—
Goodwill impairment charges	13,106	—	—	13,106	—
Restructuring charges	1,297	—	—	1,297	—

Total operating expenses	35,136	16,143	12,712	78,551	47,812

Income (loss) from operations	(22,862)	(4,122)	1,285	(28,466)	6,494

Interest income	253	76	37	407	187
Interest expense	(192)	(52)	(122)	(422)	(612)
Other income (expense), net	(53)	191	(166)	14,246	(108)

Total interest and other income (expense), net	8	215	(251)	14,231	(533)

Income (loss) before income taxes	(22,854)	(3,907)	1,034	(14,235)	5,961
Benefit from (provision for) income taxes	22	(258)	(557)	(1,155)	(2,289)

Income (loss) from continuing operations	(22,832)	(4,165)	477	(15,390)	3,672
Income (loss) from discontinued operations, net of tax	523	75	(127)	636	(401)

Net income (loss)	(22,309)	(4,090)	350	(14,754)	3,271
Net income attributable to noncontrolling interests	—	—	—	—	(80)

Net income (loss) attributable to NeoPhotonics Corporation	(22,309)	(4,090)	350	(14,754)	3,191
Deemed dividend on beneficial conversion of Series X redeemable convertible preferred stock and accretion of redeemable convertible preferred stock	—	—	(22)	(17,056)	(113)

Net income (loss) attributable to NeoPhotonics Corporation common stockholders	$(22,309)	$(4,090)	$328	$(31,810)	$3,078

Income (loss) per share from continuing operations:
Basic	$(0.92)	$(0.17)	$—	$(1.45)	$—

Diluted	$(0.92)	$(0.17)	$—	$(1.45)	$—

Weighted average shares used to compute income (loss) per share from continuing operations:
Basic	24,807,478	24,744,417	1,950,191	22,359,802	1,945,111

Diluted	24,807,478	24,744,417	2,652,772	22,359,802	3,123,994

(1) Includes stock-based compensation expense (credit) as follows for the periods presented:
Cost of goods sold	$120	$(133)	$25	$503	$116
Research and development	256	216	89	1,033	372
Sales and marketing	145	173	87	647	378
General and administrative	219	224	157	925	729

Total stock-based compensation expense	$740	$480	$358	$3,108	$1,595

NeoPhotonics Corporation

Consolidated Balance Sheets (Unaudited)

(In thousands)

	Dec. 31, 2011	Dec. 31, 2010
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$86,384	$24,659
Restricted cash	3,227	2,828
Accounts receivable, net	68,877	52,995
Inventories	35,341	18,532
Prepaid expenses and other current assets	5,882	7,521
Short-term assets held-for-sale	1,687	3,422

Total current assets	201,398	109,957
Property, plant and equipment, net	56,344	42,887
Goodwill	—	4,323
Other intangible assets, net	17,999	2,146
Other long-term assets	1,141	12,956
Long-term assets held-for-sale	167	226

Total assets	$277,049	$172,495

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$37,599	$28,889
Short-term loans and notes payable	14,620	17,006
Current portion of long-term debt	5,000	5,924
Accrued and other current liabilities	19,285	12,293
Current liabilities held-for-sale	1,681	1,716

Total current liabilities	78,185	65,828
Long-term debt, net of current portion	22,166	2,912
Deferred income tax liabilities	927	536
Other noncurrent liabilities	2,117	1,316

Total liabilities	103,395	70,592

Redeemable convertible preferred stock:
Series X redeemable convertible preferred stock	—	46,180
Series 1, 2 and 3 redeemable convertible preferred stock	—	165,361

	—	211,541

Stockholders’ equity (deficit):
Common stock	62	5
Additional paid-in capital	392,792	93,349
Accumulated other comprehensive income	11,353	12,807
Accumulated deficit	(230,553)	(215,799)

Total stockholders’ equity (deficit)	173,654	(109,638)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$277,049	$172,495

NeoPhotonics Corporation

Reconciliation of Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)

(In thousands, except percentages, share and per share data)

	Three months ended			Fiscal year ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
NON-GAAP GROSS PROFIT:
GAAP gross profit	$12,274	$12,021	$13,997	$50,085	$54,306
Stock-based compensation expense (credit) (a)	120	(133)	25	503	116
Amortization of purchased intangible assets (b)	532	7	306	598	2,238
Amortization of acquisition-related fixed asset step-up (c)	292	—	—	292	—
Amortization of acquisition-related inventory step-up (d)	215	—	—	215	—
Acquisition-related costs (e)	12	—	—	12	—

Non-GAAP gross profit	$13,445	$11,895	$14,328	$51,705	$56,660

Non-GAAP gross margin (% of revenue)	23.5%	27.8%	28.5%	25.7%	31.9%
NON-GAAP INCOME (LOSS) FROM CONTINUING OPERATIONS:
GAAP income (loss) from continuing operations	$(22,832)	$(4,165)	$477	$(15,390)	$3,672
Stock-based compensation expense (a)	740	480	358	3,108	1,595
Amortization of purchased intangible assets (b)	858	111	595	1,592	3,382
Amortization of acquisition-related fixed asset step-up (c)	427	—	—	427	—
Amortization of acquisition-related inventory step-up (d)	215	—	—	215	—
Acquisition-related costs (e)	1,089	336	—	1,426	—
Share of loss of an unconsolidated investee (f)	—	—	444	—	620
Gain on sale of shares of an unconsolidated investee, net of direct cost (g)	—	—	—	(13,829)	—
Restructuring charges (h)	1,297	—	—	1,297	—
Fair value adjustment to contingent consideration (i)	(1,287)	—	—	(1,287)	—
Goodwill impairment charge (j)	13,106	—	—	13,106	—
Income tax effect of Non-GAAP adjustments (k)	(6)	(6)	(42)	(227)	(239)

Non-GAAP income (loss) from continuing operations	$(6,393)	$(3,244)	$1,832	$(9,562)	$9,030

ADJUSTED EBITDA:
GAAP income (loss) from continuing operations	$(22,832)	$(4,165)	$477	$(15,390)	$3,672
Stock-based compensation expense (a)	740	480	358	3,108	1,595
Amortization of purchased intangible assets (b)	858	111	595	1,592	3,382
Amortization of acquisition-related fixed asset step-up (c)	427	—	—	427	—
Amortization of acquisition-related inventory step-up (d)	215	—	—	215	—
Acquisition-related costs (e)	1,089	336	—	1,426	—
Share of loss of an unconsolidated investee (f)	—	—	444	—	620
Gain on sale of shares of an unconsolidated investee, net of direct cost (g)	—	—	—	(13,829)	—
Restructuring charges (h)	1,297	—	—	1,297	—
Fair value adjustment to contingent consideration (i)	(1,287)	—	—	(1,287)	—
Goodwill impairment charge (j)	13,106	—	—	13,106	—
Interest (income) expense, net (l)	(61)	(24)	85	15	425
Provision for (benefit from) income taxes (m)	(22)	258	557	1,155	2,289
Depreciation expense (n)	3,470	2,514	2,413	10,844	8,635

Adjusted EBITDA	$(3,000)	$(490)	$4,929	$2,679	$20,618

NON-GAAP DILUTED INCOME (LOSS) PER SHARE FROM CONTINUING OPERATIONS:
GAAP diluted income (loss) per share from continuing operations	$(0.92)	$(0.17)	$—	$(1.45)	$—

Non-GAAP diluted income (loss) per share from continuing operations	$(0.26)	$(0.13)	$0.11	$(0.40)	$0.53

SHARES USED TO COMPUTE NON-GAAP DILUTED INCOME (LOSS) PER SHARE FROM CONTINUING OPERATIONS:
Shares used to compute GAAP diluted income (loss) per share from continuing operations	24,807,478	24,744,417	2,652,772	22,359,802	3,123,994
Weighted average effect of the assumed conversion of convertible preferred stock from the date of issuance and dilutive securities under the treasury method (o)	—	—	14,038,489	1,667,856	13,972,706

Shares used to compute Non-GAAP diluted income (loss) per share from continuing operations	24,807,478	24,744,417	16,691,261	24,027,658	17,096,700

The Non-GAAP financial measures included in the table above adjust for the following items:

a)	Stock-based compensation expense (credit). Included in the GAAP financial results are charges (credits) for the fair value of stock options, stock appreciation units, employee stock purchase rights and restricted stock units granted to employees. While this is a recurring item, management believes that excluding these charges from its Non-GAAP financial measures provides for more accurate comparisons of the company’s historical and current operating results to those of similar companies because various valuation methodologies with subjective assumptions may be used to calculate stock-based compensation expense (credit).

b)	Amortization of purchased intangible assets. Included in the GAAP financial results is the amortization of purchased intangible assets associated with prior acquisitions and which is non-cash in nature. The company excludes this expense from its Non-GAAP financial measures because it believes it is not indicative of the company’s core operating performance.

c)	Amortization of acquisition-related fixed asset step-up. The purchase accounting entries associated with the company’s acquisition of Santur required the company to record fixed assets at fair value, which was greater than the previous book value of the fixed assets. The increase in fixed asset value is expensed to cost of goods sold and operating expenses over the estimated life of the asset, as determined at the acquisition date. Included in the GAAP financial results is the depreciation expense related to the acquisition-related fixed asset step-up, which is non-cash in nature. Management excludes the fixed asset step-up amortization from the company’s non-GAAP measures because it is a non-cash expense that management does not believe is indicative of the company’s ongoing operating results. Management further believes that excluding this item from the company’s non-GAAP results is useful to investors in that it allows for period-over-period comparability.

d)	Amortization of acquisition-related inventory step-up. The purchase accounting entries associated with the company’s acquisition of Santur required the company to record inventory at its fair value, which was greater than the previous book value of the inventory. The increase in inventory value is expensed to cost of goods sold over the period that the related product is sold. Included in the GAAP financial results is the depreciation expense related to the acquisition-related inventory step-up, which is non-cash in nature. Management excludes the inventory step-up amortization from the company’s non-GAAP measures because it is a non-cash expense that management does not believe is indicative of the company’s ongoing operating results. Management further believes that excluding this item from the company’s non-GAAP results is useful to investors in that it allows for period-over-period gross margin comparability.

e)	Acquisition-related costs. Included in the GAAP financial results are external and incremental costs resulting directly from acquisition activities such as due diligence, legal, accounting and integration costs. Management excludes these acquisition-related costs because it believes these amounts are not reflective of ongoing operating results relative to the period in which the amounts are incurred and are not directly related to the company’s core operating performance.

f)	Share of loss of an unconsolidated investee. Included in the GAAP financial results is the company’s share of loss of an unconsolidated investee related to an investment. Management excludes its share of loss of an unconsolidated investee from its Non-GAAP financial measures because management believes it is not indicative of the company’s core operating performance.

g)	Gain on sale of shares of an unconsolidated investee, net of direct cost. Included in the GAAP financial results is the company’s gain on the sale of shares of an unconsolidated investee related to an investment. Management excludes this gain from its Non-GAAP financial measures because management believes it is not reflective of the company’s core operating performance.

h)	Restructuring expenses. Included in the GAAP financial results are restructuring expenses, representing employee compensation from reductions in employee headcount in connection with the company’s restructuring plan implemented in the fourth quarter of 2011. Management excludes restructuring expenses from its non-GAAP financial measures because management believes they do not reflect expected future operating expenses, they are not indicative of the company’s core operating performance, and they are not meaningful in comparisons to the company’s past operating performance.

i)	Fair value adjustment to contingent consideration. In connection with the company’s acquisition of Santur, the company may be required to pay up to an additional $7.5 million in cash, contingent upon Santur’s gross profit performance during 2012. The fair value of the contingent consideration was measured at the date of acquisition and is subject to remeasurement each reporting period. Included in the GAAP financial results is the adjustment to the fair value of the contingent consideration. Management excludes this fair value adjustment because it believes this amount is not reflective of ongoing operating results relative to the period in which the amount is incurred and is not directly related to the company’s core operating performance.

j)	Goodwill impairment charge. Included in the GAAP financial results is a goodwill impairment charge recorded in the fourth quarter of 2011, primarily resulting from a decline in the company’s market capitalization during the quarter. Management excludes goodwill impairment charge from the company’s non-GAAP financial measures as it is non-cash in nature and because management believes the charge is not reflective of ongoing operating results relative to the period in which the amount was incurred and is not directly related to the company’s core operating performance.

k)	Income tax effect of Non-GAAP adjustments. This amount adjusts the provision for (benefit from) income taxes to reflect the tax effect of the Non-GAAP adjustments on Non-GAAP income (loss) from continuing operations. The adjustments were calculated by applying the effective tax rate of the entity where each Non-GAAP adjustment was recorded.

l)	Interest (income) expense, net. Included in the GAAP financial results is interest income and interest expense. Although the company’s investing and borrowing activities are elements of its cost structure and provide the company with the ability to generate revenue and returns for its owners, management excludes interest income and interest expense from its adjusted EBITDA financial measure to provide period-to-period comparability of the company’s core operating results unassociated with its investing and borrowing activities.

m)	Provision for income taxes. Included in the GAAP financial results is income tax expense. While the company is subject to various state and foreign taxes and the payment of such taxes is a necessary element of the company’s operations, management excludes income tax expense from its adjusted EBITDA financial measure to provide period-to-period comparability of the company’s core operating results unassociated with the varying effective tax rates to which the company is subject.

n)	Depreciation expense. Included in the GAAP financial results is depreciation expense associated with the company’s capital expenditures. While the use of the capital equipment enables the company to generate revenue for the business, to enable the company to compare its financial results with other companies in the industry, management excludes depreciation expense from its adjusted EBITDA financial measure.

o)	Diluted shares. The shares used to compute diluted income (loss) per share for continuing operations include the assumed conversion of all outstanding shares of preferred stock into shares of common stock using the as-if-converted method as of the beginning of each period presented or the date of issuance, if later, and the dilutive effect of outstanding stock options, restricted stock units, warrants and employee stock purchase rights. In February 2011, in connection with the closing of the company’s initial public offering, all of its outstanding preferred stock was converted into shares of common stock.